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Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 dated April 20, 1998 pertaining to the First National Bank of Port Orchard 1990 Employee & Director Stock Option Plan of our report dated October 30, 1997, with respect to the consolidated financial statements of InterWest Bancorp, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

/s/ Ernst & Young LLP

Seattle, Washington
April 20, 1998